FIRST SUPPLEMENT TO THE

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                January 14, 2000

        Tennessee Lithotripters Limited Partnership I Assignment Offering

                          1900 Church Street, Suite 101
                               Nashville, TN 37203


                  Lithotripters, Inc., a North Carolina corporation ("Litho"), by this First Supplement hereby amends and supplements its Confidential Private Placement Memorandum of January 14, 2000 (the "Memorandum") offering for assignment units of limited partnership interest in Tennessee Lithotripters Limited Partnership I, a Tennessee limited partnership. Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this First Supplement.

Expansion of the Offering to Mississippi Residents

                  The Offering is hereby open to residents of the state of Mississippi that otherwise qualify to purchase Units as provided in the Memorandum. Litho is relying on an exemption from the registration provisions of the Mississippi Securities Act provided by Section 75-71-203(9) of such Act with respect to the Offering.

                  Questions concerning this First Supplement should be directed to the Sales Agent at (800) 682-7971.